                                                                   EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 31, 1997 (and to all references to our Firm) in this Registration Statement on Form S-3 of Chancellor Media Corporation filed pursuant to Rule 462(b) and incorporating the previously effective Registration Statement on Form S-3 (No. 333-44401) of Chancellor Media Corporation dated January 16, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.



                                                     Arthur Andersen LLP

Washington, D.C.
March 9, 1998